Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
Chad Therapeutics, Inc.
We hereby consent to the incorporation by reference, in this Registration Statement on Form S-3, of our report dated May 25, 2007, with respect to the financial statements of Chad Therapeutics, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007. We also consent to the reference to our firm under the caption “Experts”.

/s/ Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants
Encino, California
January 7, 2008